UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 1/22/2008

J.CREW GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-42427

DE	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, New York 10003

(Address of principal executive offices, including zip code)

212-209-2500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.02 Termination of a Material Definitive Agreement; and Item 5.02 Departure of Directors or Principal Officers.

As previously reported in the Current Report on Form 8-K filed on January 22, 2008, J. Crew Group, Inc. (“J. Crew”) announced on January 22, 2008 that its President, Jeffrey Pfeifle, is leaving the company effective February 1, 2008 and will receive the severance compensation specified in his employment agreement, dated January 24, 2003 (attached as Exhibit 10.10 to J. Crew’s Annual Report on Form 10-K for the fiscal year ended February 1, 2003). On February 21, 2008, J.Crew and Mr. Pfeifle entered into a Separation Agreement and General Release and Waiver, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) through (c) Not applicable.

(d) Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Separation Agreement and General Release and Waiver, dated January 22, 2008, between J.Crew and Jeffrey Pfeifle

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. CREW GROUP, INC.

By:	/s/ Arlene S. Hong
Name:	Arlene S. Hong
Title:	Senior Vice President and General Counsel

Dated: February 22, 2008